SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant  [     ]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:

[  ] Preliminary Proxy Statement     [  ]  Confidential, For Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

[ X ]     Definitive Proxy Statement

[   ]     Definitive Additional Materials

[   ]     Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12


                        THE SMALLCAP FUND, INC.
------------------------------------------------------------------------
(Name of Registrant as Specified in its Charter)

Ralph W. Bradshaw
------------------------------------------------------------------------

Name of Person(s) Filing Proxy Statement, if Other Than the
Registrant)

Payment of Filing Fee (Check the appropriate box):

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[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
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                 computed pursuant to Exchange Act Rule 0-11 (Set forth
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                 state how it was determined):
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(5)	Total fee paid:_______________________________________


 [   ]  Fee paid previously with preliminary materials.

 [   ]  Check box if any part of the fee is offset as provided by Exchange Act
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PROXY STATEMENT IN OPPOSITION
TO SOLICITATION BY THE BOARD OF DIRECTORS OF THE
 SMALLCAP FUND, INC.

ANNUAL MEETING OF STOCKHOLDERS
To be held on June 5, 2002

This proxy statement and the enclosed [GREEN] proxy card are being furnished to holders of record on April 1, 2002 (the "Record Date") of shares of common stock ("Common Stock")of The Smallcap Fund, Inc. (the "Fund") by Ralph W. Bradshaw (the "Soliciting Stockholder"), a stockholder and Director of the Fund, in connection with the solicitation of proxies by the Soliciting Stockholder for use at the 2002 Annual Meeting of the Fund to be held at the Omni Berkshire Place, 21 East 52nd Street at Madison Avenue, New York, NY 10017 on June 5, 2002 at 1:00 p.m. (eastern time) and any adjournment or adjournments hereof.
The Soliciting Stockholder is soliciting a proxy to vote your shares at the 2002 Annual Meeting of Stockholders of the Fund and at any and all adjournments or postponements of the meeting.


INTRODUCTION

This proxy statement and the enclosed [GREEN] proxy card are first being sent to stockholders of the Fund on or about April 16, 2002 for the following purposes:


(1) To vote on the reorganization of the Fund (the "reorganization proposal")into the Deutsche Small Cap Fund, an open-end investment company (the "Deutsche Fund"), pursuant to an Agreement and Plan of Reorganization between the Fund and BT Investment Funds on behalf of Deutsche Fund. Under this Agreement, the Fund would transfer all of its assets to Deutsche Fund, an open-end investment company, in exchange for Merger shares of Deutsche Fund. These shares would be distributed proportionately to you and the other stockholders of the Fund. Deutsche Fund would also assume the Fund's stated liabilities, and the Fund would then be liquidated and dissolved;

(2) To elect two directors of the Fund for a term of three years and until their successors are duly elected and qualified; and


The Soliciting Stockholder is also soliciting your proxy to vote your shares on the following Shareholder Value Proposal, that he intends to introduce at the meeting:



	If a majority does not support the reorganization proposal, the stockholders recommend that the Board of Directors conduct a tender offer for all shares at Net Asset Value ("NAV") within 60 days.


With respect to these matters, the Soliciting Stockholder is soliciting a proxy to vote your shares:

    - IN FAVOR of the reorganization proposal.

    - IN FAVOR of the election of the individuals whom the Soliciting Stockholder intends to nominate for election as director of the Fund.

    - IN FAVOR of the Shareholder Value Proposal that the Soliciting Stockholder intends to introduce at the meeting.



How Proxies Will Be Voted

All of the proposals scheduled by the Fund to be voted on at the meeting are included in the enclosed [GREEN] proxy card. If you wish to vote on any of these items, you may do so by completing and returning a [GREEN] proxy card.

If you return a [GREEN] proxy card to the Soliciting Stockholder or its agent, your shares will be voted on each matter as you indicate. If you do not indicate how your shares are to be voted on a matter, they will be voted FOR the reorganization proposal, FOR the election of the nominees named in this proxy, and FOR the Shareholder Value Proposal. If any other proposals are introduced at the meeting, proxies will be voted by the Soliciting Stockholder in accordance with the best interests of the stockholders, in the sole judgment and opinion of the Soliciting Stockholder. The proxies may also temporarily decline to attend the Meeting, thereby possibly preventing a quorum, in order to solicit additional proxies or, if they deem it to be in the interest of the stockholders, for any other legal reason. If you return a [GREEN] proxy card, you will be granting the persons named as proxies discretionary authority to vote on any other matters of which they are not now aware that may come before the meeting. These may include, among other things, matters relating to the conduct of the meeting and proposals of other stockholders.

Voting Requirements

Only stockholders of record on the Record Date are entitled to vote at the meeting. According to the Fund's proxy statement, as of April 1, 2002, there were 10,507,794 issued and outstanding shares of common stock of the Fund. Stockholders will be entitled to one vote for each share held. Only stockholders of record at the close of business on April 1, 2002 will be entitled to vote at the Meeting. Directors of the Fund are elected by a plurality of the votes cast.

In tallying stockholder votes, abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which (a) instructions have not been received from the beneficial owners or persons entitled to vote and (b) the broker or nominee does not have discretionary voting power on a particular matter) will be counted for purposes of determining whether a quorum is present for purposes of convening the meeting, but neither abstentions nor broker non-votes will be considered votes cast for any purposes at the Meeting. The two nominees receiving the largest number of votes will be elected to serve as directors of the Fund.

If a quorum is not present at the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. The proxies may also propose an adjournment for other reasons. Any adjournment will require the affirmative vote of a majority of those shares present at the meeting in person or by proxy. If an adjournment of the meeting is proposed, the person named as proxy on the [GREEN] proxy card will vote for or against such adjournment in his discretion.

Revocation of Proxies

You may revoke any proxy you give to management or the Soliciting Stockholder at any time prior to its exercise in the following ways:

Deliver a written revocation of your proxy to the Secretary of the Fund;

Execute and deliver a later dated proxy to the Soliciting Stockholder or to the Fund or our respective agents; or

Vote in person at the meeting. (Attendance at the meeting will not in and of itself revoke a proxy.)

There is no limit on the number of times you may revoke your proxy prior to the meeting. Only the latest dated, properly signed proxy card will be counted.


INFORMATION CONCERNING THE SOLICITING STOCKHOLDER

The address of the Soliciting Stockholder is One West Pack Square, Suite 1650, Asheville, NC 28801.

As of the Record Date, the Soliciting Stockholder had the beneficial ownership of 1134 shares of Common Stock of the Fund.

Exhibit 1 to this proxy statement contains a schedule showing the purchases and sales of Common Stock of the Fund by the Soliciting Stockholder within the past two years.

The Soliciting Stockholder has made the decision to give stockholders a choice regarding both the reorganization of the Fund and the members of the Board of Directors. The Soliciting Stockholder believes that stockholders should be able to respond to features of the reorganization, as proposed, to insure that it is in the best interests of the Fund's stockholders.

There are no contracts, arrangements, or understandings of any kind between the Soliciting Stockholder and any other person with respect to how shares of the Fund owned by that person might be voted.

REASONS FOR THE SOLICITATION

Stockholders are being asked to decide whether or not the Fund should, in effect, be acquired by Deutsche Fund, an open-end fund. Further details of this proposal from the Fund's proxy, where this reorganization proposal is more fully described, should be studied. There are both advantages and disadvantages for stockholders if the Fund remains as it is or becomes a part of the Deutsche Fund. It is important, therefore, that stockholders carefully determine what decisions are in their best interest.

At the meeting, I intend to introduce a Shareholder Value Proposal that is further discussed in this proxy. This is advisory but is intended to provide direction to the Board of Directors about the will of the stockholders. Should the reorganization proposal fail but a majority of stockholders vote to support a subsequent tender offer at NAV, the Board of Directors can better understand thewill of the owners of the Fund.

The purpose of this proxy is to solicit your vote to support the reorganization proposal and the Shareholder Value Proposal, which I intend to introduce at the meeting, and to elect Andrew A. Strauss and Glenn W. Wilcox to the Board of Directors.

As a director of our Fund, I believe that the election of Messrs. Strauss and Wilcox as directors will provide stockholders with an independent voice on important matters affecting the Fund. Their election will give the Board new perspective and may help assure that measures intended to benefit stockholders are more actively considered. They believe that the closed-end fund structure offers distinct advantages and are committed, as I am, to following the will of the stockholders.

    - If a majority approves the reorganization proposal, they will help execute the plan as quickly and as effectively as possible;

    - If the reorganization proposal fails, but a majority supports the proposal to conduct a tender offer at NAV, they will work to provide this option within 60 days; and

    - If a majority chooses to retain the closed-end fund structure, they will work to maximize stockholder value in the Fund.

If you share these goals, I urge you to vote, using the enclosed [GREEN] proxy card.


CERTAIN CONSIDERATIONS

In deciding whether to give the Soliciting Stockholder your proxy, you should consider the following information.

Even if these nominees are elected, there can be no assurance that the full Board of Directors will take any actions that either may advocate or that such actions, if taken, will achieve their intended goals. With myself, these nominees will, if elected, represent a majority of the Fund's five directors.

Implementation of certain Board actions may require stockholder approval, and no assurance can be given that such approval will be obtained. In addition, various costs, which would be borne indirectly by stockholders, may be associated with certain actions, including but not limited to those associated with holding a special meeting of stockholders.

The Soliciting Stockholder believes that all stockholders of the Fund will benefit if any actions taken to improve stockholder value or to reduce or eliminate the discount to NAV are successful. Furthermore, the Soliciting Stockholder is committed to follow the majority vote of the stockholders.

This Fund's investment objectives have concentrated in small-cap equities and the current manager has provided services for years. From the Fund's proxy, it seems clear that Deutsche Asset Management, Inc. (the "Advisor") is discouraged because there is no possibility of significant fund growth. The Advisor is clearly not enthusiastic about the closed-end structure. I have long advocated the benefits of the closed-end fund structure however, assuming that the stockholders wish to continue with the small-cap investment focus and the current manager, I believe that their best long-term option lies in approving the merger proposal.

There are two outcomes from the Fund's proposal. If the merger is approved, the two funds will merge as a larger mutual fund. However, it is likely that the merger proposal may be defeated because of the restrictions imposed which include the 2% redemption fee, the possibility of in-kind redemption with small-cap portfolio securities, and the open-end fund's higher expense ratio.

If, however, the merger fails, the fund will continue with a closed-end structure that the majority of the existing board has already voted to reject. My director nominees give stockholders a choice between approving a merger, which would dissolve the current board, or electing nominees that support the closed-end fund structure.

In this proxy, stockholders are given an additional option of supporting a proposal to conduct a tender offer for all shares within 60 days if the merger fails. If a majority of shares supports this proposal, these two nominees and I would constitute a majority of the Board that could effect the tender offer should a majority of shares support this option.

Proposal 1 - THE REORGANIZATION PROPOSAL


Stockholders are asked to determine whether or not the Fund should be reorganized so that the assets of the Fund would be acquired by the open-end Deutsche Fund and shares of our Fund be exchanged for an equivalent value of newly created Merger shares in the Deutsche Fund. As disclosed in the Fund's proxy, the Advisor's presentation of this proposal to the Board illustrated three main benefits to the Fund's stockholders. The proposal would address the discount to NAV at which the Fund's shares have historically traded, since an open-end fund would continually redeem shares at NAV. The proposal would allow the Fund to absorb additional trading volume and, without the proposal, it would not be possible to grow the Fund significantly.

Our Fund and the Deutsche Fund are similar in many ways. They are managed by the same investment advisor and portfolio management team using a similar "bottom-up" approach to picking stocks. Under normal circumstances, each of the funds invest at least 80% of its assets in equity securities of U.S. smaller capitalization companies. Our Fund's investment objective is long-term capital appreciation, with current income as a secondary objective, and the Deutsche Fund's is long-term capital growth. Each fund may use put or call options, futures contracts, and forward currency contracts for hedging and non-hedging purposes. Both may lend securities, borrow money, or take temporary defensive positions.

Both funds face risks common to equity investments in smaller cap markets and investors can lose money in either fund. Positions in the portfolio can decline in value through general market weakness or through conditions that affect sectors or individual securities.

Holdings in smaller companies may be more volatile than those of other equity investments. Smaller cap stocks may also be subject to limited resources and historical information. International holdings may expose investors to risks from adverse moves in currency or international developments.

Our Fund is organized as a Maryland corporation while the Deutsche Fund is organized as a Massachusetts business trust. Stockholders of a Maryland corporation are not generally subject to liability for the obligations of the corporation. Significantly, shareholders of a Massachusetts business trust, like the Deutsche Fund, may, in some circumstances, be liable for the debts and obligations of that trust.

The reorganization proposal contains a number of features that limit the benefits to the Fund's stockholders and thus may result in its defeat. Specifically, some of these are:

-	A 2% redemption fee.  Since the Fund's discount to Net Asset Value ("NAV")
has typically traded in single digits, stockholders who choose to redeem their shares in the first year could lose a substantial percentage of the benefits from closing the discount.

-	An option to redeem shares in-kind.  The Deutsche Fund has retained the option to satisfy redemption requests with shares of stock from the portfolio. In addition to the 2% redemption penalty, stockholders of our Fund who choose to sell their shares may also be burdened with the receipt and liquidation of a wide variety of small cap positions, some of which could be illiquid, instead of cash.

-	The Deutsche Fund has a higher expense ratio than our Fund.  While the proposal includes a temporary reduction in expenses, it is likely that the higher level of expenses will eventually flow to the Fund's stockholders unless the Deutsche Fund agrees to a permanent reduction.

As a Director of the Fund, I did not support the reorganization proposal because, as presented, I did not believe that it went far enough to insure that it was in the best interest of stockholders. However, the Shareholder Value Proposal, which follows, addresses my concerns about the reorganization by allowing stockholders to express their will to the Board concerning alternatives.

In presenting the plan for a reorganization of the Fund into an open-end fund, the Advisor informed the Board that it would not be possible to grow the Fund significantly as a closed-end fund. The Fund's portfolio management team has provided investment services to the Fund for many years. There is no certainty that the Fund could retain other managers to provide comparable small-cap services, should the advisor choose not to continue. As a result, it is important for stockholders to realize that voting on this proposal might, in effect, be considered a referendum on the Fund's small-cap investment focus and on the continuation of Deutsche Asset Management as the Fund's investment advisor.


Proposal 2 - ELECTION OF DIRECTORS

There are five members in the current Board of Directors.

At the meeting, stockholders will have the opportunity to elect two people as directors of the Fund to serve for a three-year term and until their successor shall have been elected and qualified.

The Soliciting Stockholder intends to nominate Andrew A. Strauss and Glenn W. Wilcox for election as directors to fulfill these positions. Information about the nominees is as follows:



Name, Age, Address                Principle Occupation During Past 5 Years



Glenn W. Wilcox, Sr. (70)         Chairman of the Board and Chief Executive
One West Pack Square              Officer of Wilcox Travel Agency. Director
Suite 1700                        of Champion Industries, Wachovia Corp.,
Asheville, NC 28801               EIS Fund, Cornerstone Strategic
                                  Value Fund, Progressive Return Fund, and
                                  The Cornerstone Strategic Return Fund;
                                  Board Trustee and Chairman
                                  Of Appalachian State University; Board
                                  Trustee and Director, Mars Hill College;
                                  and Chairman, Tower Associates, Inc. (a
                                  real estate venture)

The Number of Shares Owned Directly or Indirectly as of April 1, 2002 is 0.


Andrew A. Strauss  (48)           Attorney and senior member of Strauss &
77 Central Avenue                 Associates, P.A., Attorneys; previous
Suite F                           President of White Knight Healthcare,
Asheville, NC 28801               and LMV Leasing, a wholly owned
                                  Subsidiary of Xerox Credit Corporation
                                  Director of Progressive Return Fund,
                                  The Cornerstone Strategic Return Fund,
                                  Cornerstone Strategic Value Fund,
                                  EIS Fund, Memorial Mission Hospital
                                  Foundation, and Deerfield Episcopal
                                  Retirement Community

The Number of Shares Owned Directly or Indirectly as of April 1, 2002 is 2400.

For the past few years, these nominees and I have served together on the Boards of Directors of several closed-end funds. Over the years, stockholders of these funds have been given opportunities to vote on a variety of proposals, including for example, open-ending, liquidation, modifying the investment focus, changing the investment advisor, and choosing the independent accountants. Each of us has been and continues to be a strong supporter of the closed-end fund structure. Some proposals were initiated by the Boards and some by stockholders, some passed and some did not. Most of these required the approval of a majority of shares outstanding. In every case, these directors sought the will of the majority and followed it.

Cornerstone Advisors, Inc., of which I am president, manages four closed-end fund portfolios that focus on domestic large-cap securities, and which these nominees also serve as directors. The company does not manage small-cap portfolios and has no plans to add that capability or to seek the management of a fund with a predominately small-cap investment objective. Should a majority of shares vote to change the investment objective of the fund, an event not anticipated, Cornerstone Advisors would consider competing for the investment advisory contract, which would also require the support of a majority for approval.

The Fund pays no compensation to the Fund's officers. Other than fees that may be payable by the Fund to its directors, the nominees named above have no arrangement or understanding with any person with respect to any future employment or any direct or indirect business relationship by or with the Fund or any affiliate of the Fund.

The persons named as proxies in the enclosed [GREEN] proxy card intend, in the absence of contrary instructions, to vote all proxies they are entitled to vote IN FAVOR of the election of the nominees named above. The nominees have consented to stand for election and to serve if elected. If either is unable to serve, an event not now anticipated, the proxies will be voted for such other person, if any, designated by the persons named as proxies.

Information regarding the persons now serving as directors and officers of the Fund, and additional information regarding the Fund, are contained in the Fund's proxy statement.

Proposal  3 - Shareholder Value Proposal

This proposal serves to convey the wishes of stockholders to the Board. It is not included in the Fund's proxy but is intended to be proposed at the 2002 Annual Meeting of Shareholders. It is possible that those conducting the meeting may attempt to use procedural grounds to effectively block the introduction of this proposal at the meeting. Since this is an advisory proposal, the Board is under no obligation to respond to its passage. However, a vote of approval by the majority of shares should influence the actions of the Board of Directors, who are bound by a fiduciary obligation to the stockholding owners.


The reorganization proposal addresses the historic problem of the Fund's shares trading at a discount to NAV. However, features of the proposal, including a 2% redemption fee, an option to redeem shares with in-kind portfolio securities, and a higher expense ratio, together substantially reduce its benefit to stockholders and increase the likelihood that it will fail to pass.


The Shareholder Value Proposal would only be effective if the reorganization proposal were to fail. It recommends that, if a majority favors this proposal, the Board conduct a tender offer for all shares at NAV within 60 days. It is likely that the expense ratio would be negatively affected by substantial reduction in asset level. Tax consequences from partial portfolio liquidation are unknown. Implementation of the Shareholder Value Proposal would address the discount situation by allowing those who so choose to exchange their shares for full NAV. Since the majority of the Board determined that the discount problem would be best addressed by open-ending, it would provide a benefit to existing stockholders similar to that which would result from choosing to open-end the Fund. As a result, the Soliciting Stockholder recommends that you vote FOR the Shareholder Value Proposal.


PRINCIPAL HOLDERS OF VOTING SECURITIES

The Fund's proxy shows Deep Discount Advisors, Inc. and Ron Olin Investment Management Company as beneficial owners of 16.1% and 14.6% respectively of the Fund's outstanding shares. I am a former employee of Deep Discount Advisors. I have also been a consultant to Ron Olin Investment Management Company. Neither company is a party to this solicitation and, as passive investors in the Fund's shares, they are not endorsing this proxy solicitation. The Soliciting Stockholder knows of no other person who owned of record or beneficially more than 5% of the outstanding Common Stock of the Fund that is not disclosed in the Fund's proxy statement.

According to the Fund's proxy statement, the directors and officers of the Fund, as a group owned less than 1% of the outstanding shares of the Fund.

THE SOLICITATION

Ralph W. Bradshaw, the Soliciting Stockholder, is making this solicitation.

Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed [GREEN] proxy card to the beneficial owners of shares of Common Stock for whom they hold shares of record. The Soliciting Stockholder will reimburse these organizations for their reasonable out-of-pocket expenses.

The Soliciting Stockholder will bear all of the fees and expenses related to this proxy solicitation.

The Soliciting Stockholder is not and, within the past year, has not been a Party to any contract, arrangement or understanding with any person with respect to any securities of the Fund. In addition, there is no arrangement or understanding involving the Soliciting Stockholder that relates to future employment by the Fund or any future transaction with the Fund.

If you have any questions concerning this proxy solicitation or the procedures to be followed to execute and deliver a proxy, please contact the Soliciting Stockholder at 828-210-8184.


ADDITIONAL PROPOSALS

The Soliciting Stockholder knows of no business that will be presented for consideration at the meeting other than that set forth in this proxy statement and in the Fund's proxy statement. If any other matters are properly presented for consideration at the meeting, it is the intention of each of the persons named as proxies on the enclosed [GREEN] proxy card to vote in accordance with his own best judgement on such matters.

The date by which a stockholder must submit a proposal to be presented at the 2003 Annual Meeting of Stockholders is set forth in the Fund's proxy statement.

Dated: April 16, 2002


EXHIBIT 1   Purchases and Sales of  Smallcap Fund Shares

SECURITIES OF THE FUND PURCHASED OR SOLD WITHIN THE PAST TWO YEARS BY THE SOLICITING STOCKHOLDER


Date			Number of Shares Purchased
 6/23/00              133

[PROXY CARD]


                                PROXY CARD

                     PROXY SOLICITED IN OPPOSITION
                    TO THE BOARD OF DIRECTORS OF THE
                    SMALLCAP FUND, INC.

                        BY RALPH W. BRADSHAW,
                   A STOCKHOLDER AND DIRECTOR OF
                       THE SMALLCAP FUND, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON June 5, 2002

The undersigned hereby appoints Thomas R. Westle, Barry E. Breen, and Ralph W. Bradshaw, and each of them, as the undersigned's proxies, with full power of substitution, to attend the Annual Meeting of Stockholders of The Smallcap Fund, Inc. (the "Fund") and to vote all shares of Common Stock of the Fund which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 5 2002 at 1:00 p.m. at the Omni Berkshire Place, 21 East 52nd Street at Madison Avenue, New York, NY 10017, and any adjournment or adjournments thereof. Properly executed proxies will be voted (or the vote on such matters may be withheld on specific matters) in accordance with instructions appearing on the proxy. Please refer to the Proxy Statement for a discussion of the proposals.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [    ].)

(1) To approve the reorganization of the Fund into the Deutsche Small Cap Fund, an open-end investment company (the "Deutsche Fund"), pursuant to an Agreement and Plan of Reorganization between the Fund and BT Investment Funds on behalf of the Deutsche Fund and as more fully described in the Fund's Proxy Statement;

                     FOR [ ]      AGAINST [ ]            ABSTAIN [ ]

THE SOLICITING SHAREHOLDER URGES YOU TO VOTE FOR THE ABOVE PROPOSAL

2. To elect Andrew A. Strauss and Glenn W. Wilcox as Directors to the Fund's Board of Directors to serve for a term of three years and until their successors are duly elected and qualified; and

Andrew A. Strauss       FOR THE NOMINEE  [   ]      WITHHOLD  [   ]

Glenn W. Wilcox         FOR THE NOMINEE  [   ]      WITHHOLD  [   ]

THE SOLICITING SHAREHOLDER URGES YOU TO VOTE FOR THE ELECTION OF THESE NOMINEES


3.	To approve the following Shareholder Value Proposal:

If a majority does not support the reorganization proposal, the stockholders recommend that the Board of Directors conduct a tender offer for all shares at Net Asset Value within 60 days.

                     FOR [ ]      AGAINST [ ]            ABSTAIN [ ]

THE SOLICITING STOCKHOLDER URGES YOU TO VOTE FOR THE ABOVE PROPOSAL



ANY AND ALL OTHER PROPOSALS WILL BE VOTED BY THE PROXYHOLDERS IN THE BEST INTERESTS OF STOCKHOLDERS AS DETERMINED BY THE SOLE JUDGMENT OF THE PROXYHOLDERS AT THE TIME OF THE MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT DATED April 16, 2002, OF RALPH W. BRADSHAW AND THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE EXECUTED BY THE UNDERSIGNED RELATING TO THE SUBJECT MATTER HEREOF AND CONFIRMS ALL THAT THE PROXIES MAY LAWFULLY DO BY VIRTUE HEREOF.


(IMPORTANT     -     PLEASE FILL IN DATE)
This proxy card is provided by Ralph W. Bradshaw, a stockholder and director of the Fund. Please sign exactly as your name appears hereon or on proxy cards previously sent to you. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person.


SIGNATURE(S)_____________________________________________Dated:____________

Please sign as registered and return promptly in the enclosed envelope. Executors, trustees and other signing in a representative capacity should include their names and the capacity in which they sign.